Exhibit 23.9

June 2, 2016

[Letterhead]

Sky Solar Holdings, Ltd.

Room 635, 6/F, 100 QRC Queen’s Road, Central,

Hong Kong Special Administrative Region

People’s Republic of China

Ladies and Gentlemen,

We consent to the references to our firm under the heading “Enforceability of Civil Liabilities” in the prospectus included in Sky Solar Holdings, Ltd.’s registration statement on Form F-3, filed with the Securities and Exchange Commission under the U.S. Securities Act of 1933 on June 2, 2016, as amended.

Yours faithfully,
/s/ Rafael Vergara G.
Carey y Cia. Ltda.
June 2, 2016